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                               NEXSAN CORPORATION

                       RESTRICTED STOCK PURCHASE AGREEMENT

     Unless otherwise defined herein, capitalized terms defined in the 2001 Stock Plan (the "Plan") of Nexsan Corporation (the "Company") shall have the same meanings when used in this Restricted Stock Purchase Agreement (the "Agreement").

I.   NOTICE OF GRANT OF STOCK PURCHASE RIGHT

     JAMES MOLENDA (the "Purchaser")

     You have been granted the right to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement (the "Agreement"), as follows:

     Grant Number                              2
                                               -
     Date of Grant                             ------------------

     Exercise Price Per Share                  $0.66
                                               -----
     Total Number of Shares Subject to This
     Stock Purchase Right ("Shares")           1,200,000
                                               ------------------

Non-Transferability of Stock Purchase Right.

     This Stock Purchase Right may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Purchaser only by Purchaser. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Purchaser.

II.  AGREEMENT

     1. Sale of Stock. The Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase the number of Shares set forth above in the Notice of Grant of Stock Purchase Right, at the exercise price per share set forth in the Notice of Grant of Stock Purchase Right (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

     2. Payment of Purchase Price. Purchaser herewith (i) delivers to the Company the aggregate Exercise Price for the Shares by promissory note ("Note") in the form of Exhibit A hereto, (ii) pledges the Shares to the Company to secure the Note pursuant to a Pledge

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Agreement in the form of Exhibit B attached hereto and (iii) assigns the Shares pursuant to an Assignment Separate From Certificate in the form of Exhibit B-1.

     3. Purchaser's Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Stock Purchase Right is exercised, the Purchaser shall, if required by the Company, concurrently with the exercise of all or any portion of this Stock Purchase Right, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C.

     4. Repurchase Option.

        (a) In the event the Purchaser's continuous status as an employee and/or independent contractor (collectively "Service Provider") terminates for any or no reason (including death or Disability), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option (the "Repurchase Option") for a period of sixty
(60) days from such date to repurchase up to that number of shares which constitute the Unvested Shares (as defined in Section 5) at the Exercise Price per share, plus interest at the rate of interest set forth in the Note (the "Repurchase Price").

        (b) The Repurchase Option shall be exercised by the Company by delivering written notice to the Purchaser or the Purchaser's executor (with a copy to the Escrow Holder (as defined in Section 8)) and, at the Company's option, (i) by delivering to the Purchaser or the Purchaser's executor a check in the amount of the aggregate Repurchase Price, or (ii) by the Company canceling an amount of the Purchaser's indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being repurchased by the Company.

        (c) Whenever the Company shall have the right to repurchase the Unvested Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's Repurchase Option to purchase all or a part of the Unvested Shares. If the Fair Market Value of the Unvested Shares to be repurchased on the date of such designation or assignment (the "Repurchase FMV") exceeds the aggregate Repurchase Price of the Unvested Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of Unvested Shares to be purchased.

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        (d) If the Company or its assignee does not elect to exercise the
Repurchase Option conferred above by giving the requisite notice within sixty
(60) days following Purchaser's termination as a Service Provider, the Repurchase Option shall terminate.

     5. Release of Shares From Repurchase Option (Vesting).

        (a) Shares purchased pursuant to this Agreement shall be released from the Repurchase Option (sometimes hereafter referred to as "vest" or "vesting") not earlier than the second anniversary of the Date of Grant. Notwithstanding anything to the contrary in this Agreement, Shares not vested before December 31, 2005 shall never thereafter vest and shall, subject to Section 4(d) above, always remain subject to the Repurchase Option. The determination of whether any Shares shall vest shall be made as of the last day of each month ending on or after the second anniversary of the Date of Grant and on or before the fifth anniversary of the Date of Grant based upon on the respective amounts (the "Target") of Sales (defined below) achieved by the Company during the Rolling Period (defined below) ended on such day. In the event that the term of the Employment Agreement, dated as of the date hereof, between the Purchaser and the Company (the "Employment Agreement") is extended beyond the initial five-year term, then the determination of whether any Shares vest shall be made as of the last day of each month during such extended term or terms. The number of Shares (expressed in one-sixteenth (1/16) denominations of the total number of Shares subject to this Agreement) in which Purchaser shall vest is set forth immediately to the left of the corresponding Target. The Company shall be considered to have achieved a Target if Sales of the Company for any Rolling Period equal or exceed the amount thereof set forth in the same row as the Target in the table below. The Purchaser shall be entitled to vest in the number of Shares set forth to the left of the highest Target achieved. Once vested, Shares shall not cease to be vested even if the Company fails to achieve a Target that was achieved in a prior Rolling Period. For purposes of this Section 5, the Date of Grant shall be deemed to be the January 1, 2001.

Illustration: upon the Company achieving Sales of $70,000,000 (i.e., Target 1) for a Rolling Period, the Purchaser will vest in two-sixteenths (2/16) of the total number of Shares subject to this Agreement, at the close of such Rolling Period (provided, however, that the close of such Rolling Period is after the second anniversary of the Agreement). Should the Company achieve Sales of $150,000,000 (i.e., Target 4) for a subsequent Rolling Period, the Purchaser will vest in an additional four-sixteenths (4/16) of the total number of Shares subject to this Agreement, so as to be vested on a cumulative basis in six-sixteenths (6/16) of the total number of Shares subject to this Agreement, at the close of the subsequent Rolling Period (provided, however, that the close of such subsequent Rolling Period is after the second anniversary of this Agreement).

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     Stock to Vest      Target      Sales ('000s)      Cumulative
                                                      Vested Stock

                        ----------------------------------------------
         2/16           Target 1       $70,000            2/16
                        ----------------------------------------------
         1/16           Target 2      $110,000            3/16
                        ----------------------------------------------
         1/16           Target 3      $130,000            4/16
                        ----------------------------------------------
         2/16           Target 4      $150,000            6/16
                        ----------------------------------------------
         1/16           Target 5      $170,000            7/16
                        ----------------------------------------------
         1/16           Target 6      $180,000            8/16
                        ----------------------------------------------
         1/16           Target 7      $190,000            9/16
                        ----------------------------------------------
         3/16           Target 8      $200,000           12/16
                        ----------------------------------------------
         1/16           Target 9      $225,000           13/16
                        ----------------------------------------------
         1/16           Target 10     $250,000           14/16
                        ----------------------------------------------
         1/16           Target 11     $275,000           15/16
                        ----------------------------------------------
         1/16           Target 12     $300,000           16/16
                        ----------------------------------------------

         Total Stock to Vest                              100%

--------------------------------------------------------------------------------

"Rolling Period" means, as of the last day of any month beginning on the second anniversary of the Date of Grant and ending before the later of the (i) fifth anniversary of the Date of Grant, or (ii) the extended term of the Employment Agreement, the immediately preceding twelve (12) month period ending on such day.

"Sales" means the total amount of sales, net of returns, discounts and allowances, of the Company .

All determinations of Sales shall be based on the regularly prepared financial statements of the Company, which need not be audited; provided, that if an audit of the Company's financial statements results in a change to any unaudited statements, the audited statements shall control for purposes of this Agreement.

        (b) Any of the Shares which have not yet been released from the Company's Repurchase Option are referred to herein as "Unvested Shares."

        (c) The Shares which have been released from the Company's Repurchase Option shall be delivered to the Purchaser at the Purchaser's request (see
Section 8).

        (d) In the event that Purchaser's relationship as a Service Provider with the Company, and /or any of its Parent or Subsidiary companies, shall terminate prior to the vesting of all Shares purchased under this Agreement all Unvested Shares shall cease to vest pursuant to this Agreement.

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        (e) Notwithstanding section (a) above, should the Purchaser's death or
Disability occur while he or she is a Service Provider,

            (i) prior to the first anniversary of the Date of Grant, and the product of (x) the aggregate Sales as shown in the Company's financial statements for the three full calendar months ended immediately prior to the date of death or Disability, multiplied by (y) four (4), is equal to or is in excess of $20 million US Dollars, then and only then, the Company shall, at its sole option, either cause the Purchaser to vest in one-sixteenth (1/16) of the total number of Shares subject to this Agreement, or pay to the Purchaser, or to his personal representatives, $187,500 US Dollars in cash;

            (ii) at any time between the first and second anniversaries of the Date of Grant, and Target 1 has been reached, then and only then, the Purchaser will vest in two-sixteenths (2/16) of the total number of Shares subject to this Agreement; the Company shall have the option, exercisable upon written notice within sixty (60) days after the date of death or Disability, to purchase one-sixteenth (1/16) of the total number of Shares subject to this Agreement, for an amount equal to the Fair Market Value at the date of death or Disability; payable to the Purchaser, or his or her lawful representatives, in three consecutive equal annual installments beginning on the first anniversary of the date of death or Disability, together with interest at the rate of seven percent (7%) per annum on the unpaid balance;

            (iii) at any time between the second and fifth anniversaries of the Date of Grant, the Company shall have the option, exercisable upon written notice within sixty (60) days after the date of death or Disability the Company, to repurchase all vested Shares vested for an amount equal to the Fair Market Value at the date of death or Disability, payable in four consecutive equal annual installments beginning on the first anniversary of the date of death or Disability, together with interest at the rate of seven percent (7%) per annum on the unpaid balance.

     6. Put Option.

        (a) Grant of Option. The Company irrevocably grants to the Purchaser the right (the "Put Option") to require the Company, upon a Change of Control, to purchase all of the vested and unvested Shares then held by the Purchaser. The Put Option may be exercised by the Purchaser in respect of all, and only all, of the vested and unvested Shares, and by delivery of written notice of exercise of the Put Option, within the later of (i) fifteen (15) days before the consummation of the Change of Control and (ii) fifteen (15) days after the Company has given the Purchaser notice of the principal terms of the Change of Control (the "Option Notice").

"Change of Control" means a sale of all or substantially all of the Company's assets or a merger, consolidation, reorganization or similar event or sale or exchange of all of the Company's outstanding capital stock if after such transaction stockholders of the Company immediately before the transaction own less than 50% of the voting securities of the purchaser or surviving or continuing entity.

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        (b) Expiration. The Put Option shall be exercisable only if the Change of Control is consummated prior to the fifth anniversary of the Date of Grant, provided, that if the Employment Agreement is extended beyond its initial five-year term, then the Put Option shall be exercisable during the extended term or terms.

        (c) Determination of Put Price. The consideration to be paid to the Purchaser upon exercise of the Put Option (the "Put Price") shall be equal to:

            (i) the product of five percent (5%) of the Excess Value, at the time of Change of Control, should such Change of Control occur prior to the second anniversary of the Date of Grant, multiplied by six-sixteenths (6/16);

            (ii) the product of ten percent (10%) of the Excess Value, at the time of Change of Control, should such Change of Control occur subsequent to the second and prior to the third anniversary of the Date of Grant, multiplied by six-sixteenths (6/16);

            (iii) the product of sixteen percent (16%) of the Excess Value, at the time of Change of Control, should such Change of Control occur subsequent to the third anniversary of the Date of Grant, multiplied by multiplied by six-sixteenths (6/16).

"Excess Value" means the excess over $30,000,000 (thirty million) US Dollars of the Fair Market Value of all equity interests in the Company.

        (d) Put Closing. At the closing of the transaction contemplated by the exercise of the Put Option, (i) the Purchaser shall deliver to the Company his or her certificates, representing all his or her vested and unvested Shares, free and clear from all liens, claims and encumbrances, with duly executed instruments of assignment attached, and (ii) Purchaser shall make such customary representations and warranties, as the Company may reasonably request; and (iii) the Company shall deliver to the Purchaser in cash or by wire transfer the purchase price of the vested and unvested Shares, provided that if the consideration received by the stockholders of the Company, with respect to the Change of Control, is other than cash, the Company shall be entitled to pay the Purchaser the Put Price by delivery to the Purchaser of the Fair Market Value of such other consideration, and the Purchaser shall become a party to, and bound by, any restriction imposed upon the Company's stockholders with respect to the consideration received in connection with the Change of Control . The Put Closing shall occur within thirty (30) days of the later of (x) Change of Control or (y) delivery of the Put Notice to the Company, at the offices of the Company, or at such other place the Company and the Purchaser mutually agree.

     7. Restriction on Transfer. Except for the escrow described in Section 8 of this Agreement or transfer of the Shares to the Company or its assignees contemplated by this Agreement or the Pledge Agreement (in the form attached hereto as Exhibit B), none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company's Repurchase Option in accordance with the provisions of this Agreement, other than by will or the laws of descent and

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distribution; provided, however, that Purchaser may transfer shares in conformance with Section 9(f) of this Agreement.

     8. Escrow of Shares.

        (a) To ensure the availability for delivery of the Purchaser's Unvested Shares upon exercise of the Repurchase Option by the Company, the Purchaser shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") and reasonably acceptable to the Purchaser the share certificates representing the Unvested Shares, together with the Assignment Separate from Certificate (the "Stock Assignment") duly endorsed in blank, in the form attached hereto as Exhibit D. The Unvested Shares and Stock Assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Purchaser in the form attached as Exhibit E hereto, until such time as the Company's Repurchase Option expires.

        (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unvested Shares in escrow and while acting in good faith and in the exercise of its judgment.

        (c) If the Company or any assignee exercises its Repurchase Option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

        (d) When the Repurchase Option has been exercised or expires unexercised, and a portion of the Shares has been released from such Repurchase Option, the Escrow Holder shall promptly upon request, but not more frequently than once each year, cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Company or the Purchaser, as the case may be.

        (e) Subject to the terms hereof, the Purchaser shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Company's Repurchase Option.

     9. Company's Right of First Refusal. Before any Shares held by Purchaser or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

        (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

        (b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all or part of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

        (c) Purchase Price. The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be (i) the Offered Price in the case of Shares that are vested or (ii) in the case of Shares that are Unvested Shares, the lower of the Offered Price or the Repurchase Price as defined in Section 4(a) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

        (d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), (i) by cash or check, (ii) by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or (iii) by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

        (e) Holder's Right to Transfer. If Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares, that are not repurchased by the Company, to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

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        (f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Purchaser's lifetime or on the Purchaser's death by will or intestacy to the Purchaser's Immediate Family or a trust for the benefit of one or more members of the Purchaser's Immediate Family or to a trust, partnership, limited liability company, custodianship or other fiduciary account for the benefit of the Purchaser or one or more members of the Purchaser's Immediate Family, or the disbursement therefrom to Purchaser or one or more members of his Immediate Family, shall be exempt from the provisions of this Section, provided that the Purchaser notifies the Company in writing within thirty (30) days of said transfer. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Agreement, including but not limited to this Section and Section 4, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

        (g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the 1933 Act.

    10. Restrictive Legends; Stop-Transfer Orders; Refusal to Transfer.

        (a) Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable state or federal securities laws:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH

        TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

        (b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

        (c) Refusal to Transfer. The Company shall not be required (i)to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     11. Lock-Up Period. Purchaser hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Purchaser (or any transferee under Section 8 of this Agreement) shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such shorter period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     12. Tax Consequences. Set forth below is a brief summary as of the date of grant of this Stock Purchase Right of some of the federal tax consequences of exercise of this Stock Purchase Right and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

        (a) Exercise of Stock Purchase Right. Generally, no income will be recognized by Purchaser in connection with the exercise of the stock purchase right for shares subject to the Repurchase Option, unless an election under
Section 83(b) of the Code is filed with the Internal Revenue Service within 30 days of the date of exercise of the right to purchase stock. The form for making this election is attached as Exhibit F hereto. Otherwise, as the Company's repurchase right lapses, Purchaser will recognize compensation income in an amount equal to the difference between the Fair Market Value of the stock at the time the Company's repurchase right lapses and the amount paid for the stock, if any (the "Spread"). If Purchaser is a Service Provider or former Service Provider, the Spread will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in the amount at the time the Purchaser recognizes ordinary income with respect to a Stock Purchase Right.

        (b) Disposition of Shares. Upon disposition of the Shares, any gain or loss is treated as capital gain or loss. If the Shares are held for more than one year, any gain realized on disposition of the shares will be treated as long-term capital gain for federal income tax purposes. Long-term capital gains are grouped and netted by holding periods. Net capital gains on assets held for more than 12 months is capped at 20%. Capital losses are allowed in full against capital gains, and up to $3,000 against other income.

         THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

     13. No Guarantee of Continued Service. PURCHASER ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES FROM THE REPURCHASE OPTION OF THE COMPANY PURSUANT TO PARAGRAPH 5 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS SERVICE PROVIDER AND THE COMPANY ACHIEVING CERTAIN TARGETS (AS DEFINED) (NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL.

     14. Notices. Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and may be delivered by hand, by nationally recognized private courier, or by certified mail. Notices delivered by hand or by nationally recognized private courier shall be deemed given when delivered personally to the addressee or to the courier, or if given by certified mail when deposited in the U.S. mail, certified and with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

     Any notice to the Escrow Holder shall be sent to the Company's address with a copy to the other party not sending the notice.

     15. No Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

     16. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

     17. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Purchaser or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

     18. Governing Law; Severability. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of New York.

     19. Entire Agreement. The Plan is incorporated herein by reference. This Agreement (including the exhibits referenced herein), the Plan and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser.

     By Purchaser's signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant of Stock Purchase Right.

JAMES MOLENDA                              NEXSAN CORPORATION

     Address:                                   Address:

20628 Calhaven Drive                       C/o Beechtree Capital, Ltd.
Santa Clarita, CA 91350                    1 Rockefeller Plaza
                                           Suite 1600
                                           New York, NY 10020

                                           By: /s/  Martin Boddy
                                               ---------------------------
/s/ James Molenda                              Name Printed: Martin Boddy
-----------------------                        Title: CEO
Signature

/s/ James Molenda
-------------------
Print Name

                                PROMISSORY NOTE

$792,000                                                     January 4, 2001
                                                             New York, New York

     FOR VALUE RECEIVED, the undersigned, JAMES MOLENDA, (the "Payor"), with an address at 20628 Calhaven Drive, Santa Clarita, CA 91350, promises to pay to the order of Nexsan Corporation, a Delaware corporation ("Payee") with offices at c/o Beachtree Capital, Ltd., 1 Rockefeller Plaza, New York, NY 10020, the principal amount of Seven Hundred Ninety Two Thousand ($792,000) Dollars, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest thereon at the rate of 5.61% per annum. Interest accrued hereunder shall be due and payable on the stated or any accelerated maturity date, and the principal amount hereof, together with all accrued but unpaid interest thereon, shall be paid on the fifth anniversary of the date hereof.

     This Note is issued by the Payor as payment in connection with the purchase by the Payor of one million two hundred (1,200,000) shares of the common stock ("Common Stock") of the Payee pursuant to a Restricted Stock Purchase Agreement dated the date hereof and is entitled to the benefits thereof.

     1. Events of Default.

        a. Upon the occurrence of any of the following events (hereinafter called "Events of Default") which shall have occurred and be continuing:

           (i) The Payor shall default in any payment of principal or interest due under this Note and fail to cure such default within ten days after notice thereof;

           (ii) (1) The Payor shall commence any proceeding or other action relating to him in bankruptcy or seek readjustment of his debts, receivership, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) the Payor shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) the Payor makes a general assignment for the benefit of his creditors;

           (iii) (1) The commencement of any proceedings or the taking of any other action against the Payor in bankruptcy or seeking the reorganization, arrangement or readjustment of his debts, or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the issuance of a warrant of attachment, execution or similar process against substantially all of the property of the Payor and the continuance of such event for thirty
        (30) days undismissed, unbonded and undischarged; or

           (iv) (1)The Payor voluntarily elects to terminate his or her employment agreement with, or his or her arrangement for the provision of services to, the Payee, or (2) the Payee elects to terminate the Payor's employment or service agreement for Cause, as such term is defined in the

        Option Plan, then, and in any such event, the Payee may, by written notice to the Payor, declare the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon, due and payable, and the same shall forthwith become due and payable upon without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

        b. Non-Waiver and Other Remedies. No course of dealing or delay on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver thereof or otherwise prejudice the rights of the holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

     2. Security.

        (a) Pledge Agreement. This Note is secured by a Pledge Agreement between the Payor and the Payee, dated of even date herewith (the "Pledge Agreement"), pursuant to which the Payor has pledged the Common Stock as collateral for payment hereunder.

        (b) Recourse. No recourse under or upon any obligation, covenant or agreement of this Note, or for any claim based hereon or otherwise in respect hereof, shall be had against the Payor or his assigns, except (i) for accrued and unpaid interest, and (ii) in the event the amount actually applied to the payment of principal of this Note after payment of costs and expenses and accrued but unpaid interest hereon upon any sale by the Payee of the Common Stock (or any other collateral held as security for this Note) pursuant to
Section 3 of the Pledge Agreement, or otherwise, is less than the original principal amount hereof, then this Note shall be with recourse to the Payor as to not more than thirty three and one-third percent (33 1/3 %) of the principal remaining unpaid immediately prior to such application.

     3. Prepayment. The indebtedness evidenced by this Note may be prepaid by the Payor at any time in whole or in part from time to time, without premium or penalty, provided that any prepayment of any portion of the outstanding principal amount hereof shall be accompanied by all accrued but unpaid interest thereon.

     4. Lost Documents. Upon receipt by the Payor of evidence reasonably satisfactory to him of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to him, and upon reimbursement to the Payor of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Payor will make and deliver to the Payee in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

     5. No Presentment, etc. The Payor and any endorsers, sureties and guarantors of this Note waive presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices to which they may be entitled.

     6. Miscellaneous.

        a. Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

        b. Notices. All notices, requests, consents and demands shall be made in writing and shall be sent, and deemed delivered, in the manner prescribed in Paragraph 12 of the Pledge Agreement.

        c. Waiver. The failure of the Payee to exercise any right or remedy granted to him hereunder on any one or more instances, shall not constitute a waiver of any default by the Payee, and all such rights and remedies shall remain continuously in force. No delay or omission in the exercise or enforcement by the Payee of any rights or remedies shall be construed as a waiver of any right or remedy of the Payee; and no exercise or enforcement of any such right or remedy shall be held to exhaust any other right or remedy of the Payee.

        d. Illegality. If any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        e. Amendment. This Note may not be changed orally, but only by an instrument in writing duly executed by the party against which enforcement of any waiver, change, modification or discharge is sought.

        f. Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     IN WITNESS WHEREOF, this Note has been executed and delivered by the Payor on the date specified above.

                                              By: /s/ James Molenda
                                                  -----------------------
                                                  James Molenda, as Payor


ACCEPTED:

NEXSAN CORPORATION

By: /s/ Martin Boddy
    --------------------
    Name: Martin Boddy
    Title: CEO

                                    EXHIBIT B

                                PLEDGE AGREEMENT

     THE PLEDGE AGREEMENT (the "Agreement"), entered into as of ____________, 2001, by and between Nexsan Corporation ("Secured Party") and __________ (the "Pledgor").

                              W I T N E S S E T H:

     WHEREAS, Pledgor has purchased from the Secured Party ______________shares ("Shares") of the common stock of Nexsan Corporation, a Delaware corporation (the "Corporation"), pursuant to the Restricted Stock Purchase Agreement and exhibits thereto (collectively the "Agreement"), dated the date hereof between Pledgor and the Secured Party ("Stock Purchase Agreement"); and

     WHEREAS, Pledgor has agreed to pledge the Shares as security for the Promissory Note of even date herewith, made by Pledgor to the order of the Secured Party pursuant to the Stock Purchase Agreement (the "Note").

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Warranty and Covenant. Pledgor represents and warrants to the Secured Party that except for the security interest created hereby, and except for restrictions imposed by the Restricted Stock Purchase Agreement, he owns the Shares free and clear of all liens, charges and encumbrances and that he has the unencumbered right to pledge such Shares pursuant to the terms hereof.

     2. Pledge. As security for the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all indebtedness and all other liabilities and obligations, whether now existing or hereafter arising, of Pledgor to the Secured Party under or arising out of the Note (collectively, the "Obligations"), Pledgor hereby delivers, pledges and assigns to Secured Party and creates in Secured Party a perfected first security interest in all of Pledgor's right, title and interest in, to and under all of the Shares, together with (subject to the terms of Section 3 hereof) all rights and privileges of Pledgor with respect thereto, all proceeds, income and profits thereof and all property received in addition thereto, in exchange thereof or in substitution therefor and in any other property or assets of equal value as may from time to time be substituted by mutual agreement of the parties hereto as collateral security hereunder (all such property of Pledgor being hereinafter referred to collectively as the "Collateral").

     3. Rights of Pledgor. So long as no Default has occurred and is continuing (as used, herein, the term "Default" shall mean and include (i) the failure of Pledgor to perform any of her Obligations when due, (ii) any material misrepresentation by Pledgor in or with respect to any provision of the Agreement or the Note, or (iii) any attachment of the Collateral at any time pursuant to any court order or other legal process), (a) Pledgor shall be entitled to vote or consent with respect to the Collateral in any manner not inconsistent with the Agreement or the Note, and (b) all cash distributions with respect to the Shares shall, anything in Section 2 or elsewhere herein to the contrary notwithstanding, be the sole and exclusive property of Pledgor.

     4. Event of Default. In the event of the occurrence of an Event of Default, as such term is defined in the Note, and the continuation of such Event of Default uncured beyond any applicable notice or other grace period, Secured Party may sell or otherwise dispose of the Collateral at a public or private sale or make other commercially reasonable disposition of the Collateral or any portion thereof after twenty_one (21) calendar days' notice to the Pledgor. Any proceeds of the disposition of the Collateral in excess of the then outstanding Obligations shall promptly be remitted to Pledgor by the Secured Party.

     If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, Pledgor agrees to execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use her reasonable best efforts to secure the same. Pledgor further agrees to use her reasonable best efforts (without incurring any additional cost or expense) to secure such sale or other disposition of the Collateral as the Secured Party may deem necessary pursuant to the terms of the Agreement

     5. Additional Rights of the Secured Party. In addition to its rights and privileges under the Agreement, the Secured Party shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

     6. Binding Agreement. The Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly within the State of New York. The Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by Pledgor and the Secured Party.

     7. Covenants. The Secured Party covenants that, provided no Default or Event of Default (as defined in the Note) shall exist and be continuing, it shall release Shares from the pledge created hereby upon payment of a pro rata portion of the Note and accrued interest; provided, that such Shares shall be delivered by Secured Party to the Escrow Holder (as defined in the Stock Purchase Agreement) to be held and disposed of in accordance with the terms of the Stock Purchase Agreement.

     8. Termination. The Agreement shall continue in full force and effect until all the Obligations shall have been fully and indefeasibly paid in full. The Collateral shall be delivered to the Escrow Holder upon full payment, satisfaction and termination of all of the Obligations, to be held and disposed of in accordance with the terms of the Agreement.

     9. Further Assurances. Pledgor shall at any time and from time to time upon the written request of the Secured Party, execute and deliver such further documents and do such further acts and things as the Secured Party may reasonably request in order to effect the purposes of the Agreement.

     10. Severability. If any paragraph herein, or part thereof, shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of the Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

     11. Successors and Assigns. The Agreement, and the terms and conditions hereof, shall be binding upon and shall inure to the benefit of the Pledgor and his or her successors and assigns, and the Secured Party and his or her successors and assigns; provided that Pledgor may not assign or delegate his or her obligations hereunder without the prior written consent of the Secured Party and any purported assignment or delegation by Pledgor of his or her obligations hereunder in the absence of such written consent shall be void.

     12. Notices. All notices and other communication provided for herein shall be in writing and mailed, by registered or certified mail, return receipt requested, or delivered by overnight courier or by hand, to the intended recipient at the "Address for Notices" specified below intended recipient's name on the signature page hereof; or, as to either party, at such other address as shall hereafter be designated by such party in a notice to the other party. Except as otherwise provided in the Agreement, all notices and other communications hereunder shall be deemed to have been duly given when received by the intended recipient.

     13. Counterparts. The Agreement may be executed in any number of counterpart copies, each of which shall be deemed an original, but which together shall constitute a single instrument.

     14. Headings. Descriptive headings appearing herein are included solely for convenience of reference and are not intended to affect the meaning or construction of any of the provisions of the Agreement.

              [The remainder of this page is intentionally blank.]

     IN WITNESS WHEREOF, the undersigned parties hereto have executed the Agreement, as of the day and year first above written.

                                        ______________________________
                                        __________________, as Pledgor
                                        Address for Notices: ___________________

                                                             ___________________

                                        NEXSAN CORPORATION

                                        By: ____________________________________
                                            Name Printed: _____________
                                            Title: ____________________

                                  EXHIBIT B-1

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED the undersigned, __________________________, does hereby sell, assign and transfer unto __________________________ (__________) shares of the Common Stock of Nexsan Corporation, standing in the name of the undersigned on the books of said corporation represented by Certificate No._____ herewith and does hereby irrevocably constitute and appoint ______________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Pledge Agreement between Nexsan Corporation and the undersigned dated
_________________.

Dated: _______________, _____       Signature:______________________________

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                   EXHIBIT C

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER:        ________________________
COMPANY:          Nexsan Corporation
SECURITY:         COMMON STOCK
AMOUNT:           _______________ shares
DATE:             _________________

     In connection with the purchase of the above-listed shares of common stock (the "Securities"), the undersigned Purchaser represents to the Company the following:

     Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is acquiring these Securities for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     Purchaser acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Purchaser further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities. Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of Delaware and any other legend required under applicable state securities laws.

     Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Stock Purchase Right to the Purchaser, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

     In the event that the Company does not qualify under Rule 701 at the time of grant of the Stock Purchase Right, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one (1) year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two (2) years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

     Purchaser further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Purchaser:

_______________________________
Print Name: ___________________

Date: ______________________

                                   EXHIBIT D

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, the undersigned, __________________________, does hereby sell, assign and transfer unto __________________________ (__________)
shares of the Common Stock of Nexsan Corporation, standing in the name of the undersigned on the books of said corporation represented by Certificate No._____ herewith and does hereby irrevocably constitute and appoint ______________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Nexsan Corporation and the undersigned dated ______________, ____.

Dated: _______________, _____       Signature:______________________________

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                   EXHIBIT E

                            JOINT ESCROW INSTRUCTIONS
                                                    _________________, _________

Mr. ______________
Secretary, Nexsan Corporation

_____________________________

_____________________________

Dear Sir:

     As Escrow Agent for both Nexsan Corporation, a Delaware corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

        a. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's repurchase option set forth in the Agreement (the "Repurchase Option"), the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        b. At the closing, you are directed (i) to date the stock assignments necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

        c. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions to and substitutions for said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph (c), Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

        d. Once per calendar year and upon termination of this escrow, unless the Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Repurchase Option. Within ninety (90) days after cessation of Purchaser's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Repurchase Option.

        e. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

        f. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        g. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        h. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        i. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        j. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        k. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

        l. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        m. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        n. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten
(10) days' advance written notice to each of the other parties hereto.

                  COMPANY:         Nexsan Corporation
                                   __________________


                  PURCHASER:       __________________

                                   __________________

                  ESCROW AGENT:    __________________

                                   __________________

                                   __________________

                                   __________________

        o. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        p. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

        q. The Restricted Stock Purchase Agreement is incorporated herein by reference. These Joint Escrow Instructions, the 2001 Stock Plan, and the Restricted Stock Purchase Agreement (including the exhibits referenced therein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Escrow Agent, the Purchaser and the Company with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Escrow Agent, the Purchaser and the Company.

        r. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                                          Very truly yours,

                                          Nexsan Corporation

                                          By: ________________________________
                                              Printed Name:________________
                                              Title:_______________________

                                          PURCHASER:

                                          ____________________________________
                                          (Signature)

                                          ____________________________________
                                          (Typed or Printed Name)

ESCROW AGENT:

__________________________

__________________________

                                    EXHIBIT F

                          ELECTION UNDER SECTION 83(b)

                      OF THE INTERNAL REVENUE CODE OF 1986

     The undersigned taxpayer hereby elects, pursuant to the above_referenced Federal Tax Code, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

        a. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

                  NAME:

                  ADDRESS:

                  IDENTIFICATION NO.:

                  TAXABLE YEAR:  2001

        b. The property with respect to which the election is made is described as follows: ___________________shares (the "Shares") of the Common Stock of Nexsan Corporation (the "Company").

        c. The date on which the property was transferred is: ________________, 2001.

        d. The property is subject to the following restrictions: The Shares may be repurchased by the Company, or its assignee, on certain events. This repurchase right lapses with regard to a portion of the Shares based on the achievement by the Company of certain performance targets while the undersigned is a service provider of the Company.

        e. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

$ ____________ per share.

        f. The amount (if any) paid for such property is: $ ____________per share.

     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _______________, ____

____________________________, Taxpayer
Printed Name: - __________________________


                                      -2-